UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2015

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Wood Branch Road, Suite 600, Houston, TX	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2015 American Electric Technologies, Inc. (the “Company”) announced that Andrew L. Puhala has advised the Company today of his intention to resign as Senior Vice President, Chief Financial Officer and Secretary of the Company in order to accept the position of CFO of another public company in the energy services industry. The Company expects that Mr. Puhala will remain in his role to assist the Company in the transition process for approximately 30 days. The Company has commenced a search for a new CFO.

In announcing the resignation, Charles M. Dauber, President and CEO of the Company stated, “Andy has been a valued member of our management team during his 2-1/2 years as our CFO. We wish him continued success in his new position.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: August 13, 2015	By:	/s/ Charles M. Dauber
Charles M. Dauber
President and CEO